                                                                     EXHIBIT 4
                    CERTIFICATE OF DESIGNATIONS, PREFERENCES
                                  AND RIGHTS OF
                   SERIES A PREFERRED STOCK, $.0001 PAR VALUE
                                       AND
                   SERIES B PREFERRED STOCK, $.0001 PAR VALUE
                                       OF
                            ALARMGUARD HOLDINGS, INC.


         Alarmguard Holdings, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

         That pursuant to authority conferred upon the Board of Directors by the

Certificate of Incorporation of said corporation, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953, said Board of Directors adopted resolutions providing for as follows:

         RESOLVED, that the Board of Directors does hereby create, establish and authorize the issuance of a new series of the Company's Preferred Stock and does hereby fix the designation, rights, preferences, amounts payable in the event of voluntary or involuntary liquidation, qualifications and restrictions of said series as follows:

                       (1) the designation of said new series of the Company's
               Common Stock shall be "Series A Preferred Stock, $.0001 par value per share", and each share of Series A Preferred Stock shall be equal to every other share of Series A Preferred Stock in every respect;

                       (2) the Series A Preferred Stock is hereby authorized to
               be issued in the amount of up to thirty-five thousand seven hundred (35,700) shares;

                       (3) the Series A Preferred Stock shall have such
               additional rights, preferences, amounts payable in the event of voluntary or involuntary liquidation, qualifications and restrictions as set forth in Exhibit A attached hereto;

         and further,

         RESOLVED, that the Board of Directors does hereby create, establish and authorize the issuance of a new series of the Company's Preferred Stock and does hereby fix the designation, rights, preferences, amounts payable in the event of voluntary or involuntary liquidation, qualifications and restrictions of said series as follows:

                       (1) the designation of said new series of the company's
               Common Stock shall be "Series B Preferred Stock, $.0001 par value per share", and each share of Series B Preferred Stock shall be equal to every other share of Series B Preferred Stock in every respect;

                       (2) the Series B Preferred Stock is hereby authorized to
               be issued in the amount of up to five thousand (5,000) shares;

                       (3) the Series B Preferred Stock shall have such
               additional rights, preferences, amounts payable in the event of voluntary or involuntary liquidation, qualifications and restrictions as set forth in Exhibit A attached hereto.

IN WITNESS WHEREOF, Alarmguard Holdings, Inc. has caused this certificate to be signed by Russell R. MacDonnell, its Chief Executive Officer, this 2nd day of

February, 1998.

                                                ALARMGUARD HOLDINGS, INC.

                                               By:  /s/ Russell R. MacDonnell
                                                    -------------------------
                                                    Russell R. MacDonnell
                                                    Chief Executive Officer

                                                                     EXHIBIT A
                  ALARMGUARD HOLDINGS, INC. (THE "CORPORATION")
                              PREFERRED STOCK TERMS


            Section 1. DIVIDENDS.

            1A. GENERAL OBLIGATION. When and as declared by the Corporation's Board of Directors and to the extent permitted under the General Corporation Law of Delaware, the Corporation shall pay preferential dividends in cash to the holders of the Series A Preferred Stock (the "Series A Preferred") as provided in this Section 1. No preferential dividends shall be paid to the holders of the Series B Preferred Stock (the "Series B Preferred"). Except as otherwise provided herein, dividends on each share of the Series A Preferred (a "Series A Share", and, collectively with each share of the Series B Preferred, a "Share") shall accrue, whether or not declared or paid, on a daily basis at the rate of 5% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation, (ii) the date on which such Share is converted into shares of Conversion Stock hereunder or (iii) the date on which such Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that all accrued and unpaid dividends shall be fully paid before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Share shall be deemed to be its "date of issuance" regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

            1B. DIVIDEND PAYMENT DATES. All dividends which have accrued on the Series A Preferred shall be payable on January 1, April 1, July 1 and October 1 of each year, beginning April 1, 1998 (the "Dividend Payment Dates"); provided, however, that incremental dividends over and above the rate of 5% per annum payable pursuant to clause (i) of Paragraph 9B hereof need not be paid on the Dividend Payment Dates and shall accrue until otherwise payable pursuant to the terms hereof.

            1C. DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. Except as otherwise provided herein, if at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Series A Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

            1D. PARTICIPATING DIVIDENDS. In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Series A Preferred and the Series B Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Series A Preferred and Series B Preferred had all of the outstanding Series A Preferred and Series B Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

            Section 2. LIQUIDATION.

            Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Series A Preferred or Series B Preferred (collectively referred to herein as the "Preferred Stock") shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Preferred Stock shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Preferred Stock are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Preferred Stock held by each such holder. Prior to the liquidation, dissolution or winding up of the Corporation, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Preferred Stock, but only to the extent of funds of the Corporation legally available for the payment of dividends. Not less than 60 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Preferred Stock, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up.

            Section 3. PRIORITY OF PREFERRED STOCK ON DIVIDENDS AND REDEMPTIONS.

            3A. NO PAYMENTS WITH RESPECT TO JUNIOR SECURITIES.

            So long as any Preferred Stock remains outstanding, without the prior written consent of the holders of two-thirds of the outstanding shares of Preferred Stock, taken together as a single series, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities.

            3B. NO ISSUANCE OF SENIOR OR PARI PASSU SECURITIES.

            For so long as any Preferred Stock remains outstanding, without the prior written consent of the holders of two-thirds of the outstanding shares of the Preferred Stock, taken together as a single series, the Company shall not amend its Restated Certificate of Incorporation or take any other action to approve or issue any capital stock (including increasing the number of authorized shares of Series A Preferred or Series B Preferred) of the Company that is senior or pari passu in right to the payment of dividends, payment upon liquidation, redemption or otherwise to the Preferred Stock. Additionally, so long as any Preferred Stock remains outstanding, without the prior written consent of the holders of two-thirds of the outstanding shares of Preferred Stock, taken together as a single series, the Company shall not amend its Restated Certificate of Incorporation or take any other action that would alter the rights, preferences or privileges of the Preferred Stock as in effect on the date of the original issuance of the Preferred Stock.

            Section 4. REDEMPTIONS.

            4A. SCHEDULED REDEMPTION. On February 2, 2003 (the "Scheduled Redemption Date"), the Corporation shall redeem all outstanding Preferred Stock at a price per Share equal to the Liquidation Value thereof (plus accrued and unpaid dividends thereon).

            4B. REDEMPTION PAYMENTS. For each Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in cash in immediately available funds equal to the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon and any premium payable with respect thereto). If the funds of the Corporation legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate Liquidation Value of such Shares held by each such holder (plus all accrued and unpaid dividends thereon and any premium payable with respect thereto). At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. Prior to any redemption of Preferred Stock, the Corporation shall declare for payment all accrued and unpaid dividends with respect to the Shares which are to be redeemed, but only to the extent of funds of the Corporation legally available for the payment of dividends.

            4C. NOTICE OF REDEMPTION. The Corporation shall mail written notice of each redemption of any Preferred Stock (other than a redemption at the request of a holder or holders of Preferred Stock) to each record holder thereof not more than 60 nor less than 30 days prior to the date on which such redemption is to be made. In case fewer than the total number of

Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within five business days after surrender of the certificate representing the redeemed Shares.

            4D. DIVIDENDS AFTER REDEMPTION DATE. No Share shall be entitled to any dividends accruing after the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

            4E. REDEEMED OR OTHERWISE ACQUIRED SHARES. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

            4F. OTHER REDEMPTIONS OR ACQUISITIONS. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Shares of Preferred Stock, except as expressly authorized herein or pursuant to a purchase offer made pro rata to all holders of Preferred Stock on the basis of the number of Shares owned by each such holder.

            4G. PAYMENT OF ACCRUED DIVIDENDS. The Corporation may not redeem any Series A Preferred, unless all dividends accrued on the outstanding Series A Preferred through the immediately preceding Dividend Payment Date have been declared and paid in full.

            4H. CHANGE OF CONTROL.

              (i) If a Change of Control has occurred or the Corporation obtains knowledge that a Change of Control is proposed to occur, the Corporation shall give prompt written notice of such Change of Control describing in reasonable detail the material terms and date of consummation thereof to each holder of Preferred Stock, but in any event such notice shall not be given later than five days after the occurrence of such Change of Control, and the Corporation shall give each holder of Preferred Stock prompt written notice of any material change in the terms or timing of such transaction. Any holder of Preferred Stock may require the Corporation to redeem all or any portion of the Preferred Stock owned by such holder at a price per Share equal to the greater of (a) $1,300 if the Change of Control occurs prior to February 2, 1999 or $1,500 if the Change of Control occurs thereafter or (b) the Liquidation Value thereof (plus all accrued and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) 21 days after receipt of the Corporation's notice and (b) five days prior to the consummation of the Change of Control (the "Expiration Date"). The Corporation shall give prompt written notice of any such election to all other holders of Preferred Stock within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) ten days after receipt of such second notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Preferred Stock owned by such holder.

            Upon receipt of such election(s), the Corporation shall be obligated to redeem the aggregate number of Shares specified therein on the occurrence of the Change of Control. If any proposed Change of Control does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Preferred Stock may rescind such holder's request for redemption by giving written notice of such rescission to the Corporation.

            The term "Change of Control" means (a) any sale, transfer or issuance or series of sales, transfers and/or issuances of Common Stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934), other than the holders of Preferred Stock as of the date of issuance of such Shares, beneficially owning (as such term is used in the Securities Exchange Act of 1934) more than 50% of the Common Stock outstanding at the time of such sale, transfer or issuance or series of sales, transfers and/or issuances, (b) any sale or transfer of more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (measured either by book value in accordance with generally accepted accounting principles consistently applied or by fair market value determined in the reasonable good faith judgment of the Corporation's Board of Directors) in any transaction or series of transactions (other than sales in the ordinary course of business) and (c) any merger or consolidation to which the Corporation is a party, except for a merger in which the Corporation is the surviving corporation, the terms of the Preferred Stock are not changed and the Preferred Stock is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of the Corporation's outstanding capital stock possessing a majority of the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors immediately prior to the merger shall continue to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the Corporation's Board of Directors.

              (ii) Redemptions made pursuant to this paragraph 4H shall not relieve the Corporation of its obligation to redeem the Preferred Stock on the Scheduled Redemption Date pursuant to paragraph 4A above.

            Section 5. VOTING RIGHTS.

            5A. ELECTION OF DIRECTORS. In the election of directors of the Corporation, the holders of the Preferred Stock, voting separately as a single class to the exclusion of all other classes of the Corporation's capital stock and with each Share of Preferred Stock entitled to one vote, shall be entitled to elect two directors to serve on the Corporation's Board of Directors until their successors are duly elected by the holders of the Preferred Stock or they are removed from office by the holders of the Preferred Stock. If the holders of the Preferred Stock for any reason fail to elect anyone to fill any such directorship, such position shall remain vacant until such time as the holders of the Preferred Stock elect a director to fill such position and shall not be filled by resolution or vote of the Corporation's Board of Directors or the Corporation's other stockholders.

            5B. OTHER VOTING RIGHTS. The holders of the Preferred Stock shall be entitled to notice of all stockholders meetings in accordance with the Corporation's bylaws, and except as otherwise required by applicable law, the holders of the Preferred Stock shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of the Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each Share of Preferred Stock entitled to one vote for each share of Common Stock issuable upon conversion of such Share of Preferred Stock as of the record date for such vote or, if no record date is specified, as of the date of such vote.

            Section 6. CONVERSION.

            6A. CONVERSION PROCEDURE.

            (i) At any time and from time to time, any holder of Series A Preferred may convert all or any portion of the Series A Preferred (including any fraction of a Series A Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Series A Shares to be converted by $1,000 and dividing the result by the Series A Conversion Price then in effect and any holder of Series B Preferred may convert all or any portion of the Series B Preferred (including any fraction of a Series B Share) held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Series B Shares to be converted by $1,000 and dividing the result by the Series B Conversion Price then in effect.

            (ii) Except as otherwise provided herein, each conversion of Preferred Stock shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Preferred Stock to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Preferred Stock shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

            (iii) The conversion rights of any Share subject to redemption hereunder shall terminate on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon and any premium payable with respect thereto).

            (iv) Notwithstanding any other provision hereof, if a conversion of Preferred Stock is to be made in connection with a Change of Control or other transaction affecting the Corporation, the conversion of any Shares of Preferred Stock may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated.

            (v) As soon as possible after a conversion has been effected (but in any event within three (3) business days after notice of such conversion has been delivered to the

Corporation, provided that such conversion has been effected by such date, in the case of subparagraph (a) below), the Corporation shall deliver to the converting holder:

                      (a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

                      (b) payment in an amount equal to all accrued dividends with respect to each Share converted which have not been paid prior thereto, plus the amount payable under subparagraph (x) below with respect to such conversion; and

                      (c) a certificate representing any Shares which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

            (vi) The Corporation shall declare the payment of all dividends payable under subparagraph (v)(b) above. If the Corporation is not permitted under applicable law to pay any portion of the accrued and unpaid dividends on the Preferred Stock being converted, the Corporation shall pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation shall provide such holder with written evidence of its obligation to such holder. If for any reason the Corporation is unable to pay any portion of the accrued and unpaid dividends on Preferred Stock being converted, such dividends may, at the converting holder's option, be converted into an additional number of shares of Conversion Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose, by the lesser of
(a) the Conversion Price then in effect and (b) the Market Price of a share of Common Stock.

            (vii) The issuance of certificates for shares of Conversion Stock upon conversion of the Preferred Stock shall be made without charge to the holders of such Preferred Stock for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share, the Corporation shall take all such actions as are necessary in order to insure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes, liens, charges and encumbrances with respect to the issuance thereof.

            (viii) The Corporation shall not close its books against the transfer of Preferred Stock or of Conversion Stock issued or issuable upon conversion of Preferred Stock in any manner which interferes with the timely conversion of Preferred Stock. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

            (ix) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of Preferred Stock, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Preferred Stock. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to assure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of Preferred Stock.

            (x) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph, be delivered upon any conversion of Preferred Stock, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

            (xi) If the shares of Conversion Stock issuable by reason of conversion of Preferred Stock are convertible into or exchangeable for any other stock or securities of the Corporation, the Corporation shall, at the converting holder's option, upon surrender of the Shares to be converted by such holder as provided herein together with any notice, statement or payment required to effect such conversion or exchange of Conversion Stock, deliver to such holder or as otherwise specified by such holder a certificate or certificates representing the stock or securities into which the shares of Conversion Stock issuable by reason of such conversion are so convertible or exchangeable, registered in such name or names and in such denomination or denominations as such holder has specified.

            6B. CONVERSION PRICE.

            (i) The initial Series A Conversion Price shall be $8.25 and the initial Series B Conversion Price shall be $7.75. As used herein, the term "Conversion Price" shall refer to the Series A Conversion Price and/or the Series B Conversion Price, as applicable. In order to prevent dilution of the conversion rights granted under this Section 6, the Conversion Price shall be subject to adjustment from time to time pursuant to this paragraph 6B.

            (ii) If and whenever on or after the original date of issuance of the Preferred Stock the Corporation issues or sells, or in accordance with paragraph 6C is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than the Series A Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Series A Conversion Price shall be reduced to the Series A Conversion Price determined by dividing (a) the sum of
(1) the product derived by multiplying the Series A Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (2) the consideration, if any, received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

            (iii) Notwithstanding the foregoing, there shall be no adjustment in the Series A Conversion Price as a result of any issue or sale (or deemed issue or sale) of up to an aggregate of 770,000 shares of Common Stock to employees of the Corporation and its Subsidiaries pursuant to stock option plans and stock ownership plans approved by the Corporation's Board of Directors (as such number of shares is proportionately adjusted for subsequent stock splits, combinations and dividends affecting the Common Stock and as such number includes all such stock options and purchase rights outstanding at the time of the issuance of the Preferred Stock).

            (iv) Whenever the Series A Conversion Price is adjusted pursuant to this paragraph 6B, the Series B Conversion Price shall be reduced to the Series B Conversion Price determined by multiplying (a) the Series B Conversion Price in effect immediately prior to such adjustment by (b) a fraction the numerator of which is the Series A Conversion Price in effect immediately following such adjustment and the denominator of which is the Series A Conversion Price in effect immediately prior to such adjustment.

            6C. EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Series A Conversion Price under paragraph 6B, the following shall be applicable:

            (i) ISSUANCE OF RIGHTS OR OPTIONS. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Series A Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Series A Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when

Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

            (ii) ISSUANCE OF CONVERTIBLE SECURITIES. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Series A Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Series A Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6, no further adjustment of the Series A Conversion Price shall be made by reason of such issue or sale.

            (iii) CHANGE IN OPTION PRICE OR CONVERSION RATE. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Series A Conversion Price in effect at the time of such change shall be immediately adjusted to the Series A Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of the Series A Conversion Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Corporation to all holders of the Preferred Stock. For purposes of paragraph 6C, if the terms of any Option or Convertible Security which was outstanding as of the date of issuance of the Preferred Stock are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change; provided that no such change shall at any time cause the Series A Conversion Price hereunder to be increased.

            (iv) TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Series A Conversion Price then in effect hereunder shall be adjusted immediately to the Series A Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Series A Conversion Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to all holders of the Preferred Stock. For purposes of paragraph 6C, the expiration or termination of any Option or Convertible Security which was outstanding as of the date of issuance of the Preferred Stock shall not cause the Series A Conversion Price hereunder to be adjusted unless, and only to the extent that, a change in the terms of such Option or Convertible Security caused it to be deemed to have been issued after the date of issuance of the Preferred Stock.

            (v) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined jointly by the Corporation and the holders of a majority of the outstanding Preferred Stock. If such parties are unable to reach agreement within a reasonable period of time, the fair value of such consideration shall be determined by an independent appraiser experienced in valuing such type of consideration jointly selected by the Corporation and the holders of a majority of the outstanding Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the fees and expenses of such appraiser shall be borne by the Corporation.

            (vi) INTEGRATED TRANSACTIONS. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

            (vii) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

            (viii) RECORD DATE. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in

Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

            6D. SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

            6E. REORGANIZATION, RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Preferred Stock then outstanding) to insure that each of the holders of Preferred Stock shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Preferred Stock, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Preferred Stock immediately prior to such Organic Change. In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of a majority of the Preferred Stock then outstanding) to insure that the provisions of this Section 6 and Sections 7 and 8 hereof shall thereafter be applicable to the Preferred Stock (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Preferred Stock, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of a majority of the Preferred Stock then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

            6F. CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Preferred Stock; provided that no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 6 or decrease the number of shares of Conversion Stock issuable upon conversion of each Share.

            6G. NOTICES.

            (i) Immediately upon any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Preferred Stock, setting forth in reasonable detail and certifying the calculation of such adjustment.

            (ii) The Corporation shall give written notice to all holders of Preferred Stock at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

            (iii) The Corporation shall also give written notice to the holders of Preferred Stock at least 20 days prior to the date on which any Organic Change shall take place.

            Section 7. LIQUIDATING DIVIDENDS.

            If the Corporation declares or pays a dividend upon the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles, consistently applied) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Corporation shall pay to the holders of Preferred Stock at the time of payment thereof the Liquidating Dividends which would have been paid on the shares of Conversion Stock had such Preferred Stock been converted immediately prior to the date on which a record is taken for such Liquidating Dividend, or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

            Section 8. PURCHASE RIGHTS.

            If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then each holder of Preferred Stock shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Preferred Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

            Section 9. EVENTS OF NONCOMPLIANCE.

            9A. DEFINITION. An Event of Noncompliance shall have occurred if:

            (i) the Corporation fails to pay on any two consecutive Dividend Payment Dates the full amount of dividends then accrued on the Series A Preferred, whether or not such payments are legally permissible or are prohibited by any agreement to which the Corporation is subject;

            (ii) the Corporation fails to make any redemption payment with respect to the Preferred Stock which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

            (iii) the Corporation breaches or otherwise fails to perform or observe the covenants set forth in Section 8.2(j) and (k) of the Purchase Agreement;

            (iv) the Corporation or any material Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any material Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any material Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any material Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any material Subsidiary or of any substantial part of the assets of the Corporation or any material Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any material Subsidiary and either (a) the Corporation or any such Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days;

            (v) a judgment in excess of $5,000,000 is rendered against the Corporation or any material Subsidiary and, such judgment is not (a) discharged, bonded or otherwise satisfied within 60 days from the entry thereof, (b) covered by adequate insurance, or (c) the execution of such judgment is not stayed pending appeal or, within 60 days after the expiration of such stay, discharged or otherwise satisfied; or

            (vi) the Corporation or any material Subsidiary defaults in the performance of any obligation or agreement if the effect of such default is to cause an amount exceeding

$10,000,000 to become due prior to its stated maturity or the holder or holders of any obligation causes an amount exceeding $10,000,000 to become due prior to its stated maturity.

            9B. CONSEQUENCES OF EVENTS OF NONCOMPLIANCE.

            (i) If an Event of Noncompliance has occurred and is continuing, the dividend rate on the Series A Preferred shall increase immediately by an increment of two percentage point(s). Thereafter, until such time as no Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of two percentage point(s) (but in no event shall the dividend rate exceed 13%). Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no Event of Noncompliance exists, subject to subsequent increases pursuant to this paragraph.

            (ii) If an Event of Noncompliance other than an Event of Noncompliance of the type described in subparagraphs 9A(i) or 9A(iv) has occurred and is continuing, the holders of a majority of the Preferred Stock then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Preferred Stock owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall give prompt written notice of such election to the other holders of Preferred Stock (but in any event within five days after receipt of the initial demand for redemption), and each such other holder may demand immediate redemption of all or any portion of such holder's Preferred Stock by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Preferred Stock as to which rights under this paragraph have been exercised within 15 days after receipt of the initial demand for redemption.

            (iii) If an Event of Noncompliance of the type described in subparagraph 9A(iv) has occurred, all of the Preferred Stock then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Preferred Stock) at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall immediately redeem all Preferred Stock upon the occurrence of such Event of Noncompliance.

            (iv) If any Event of Noncompliance of the type described in subparagraph 9A(i) has occurred, for each such occurrence of the failure to pay on any two consecutive Dividend Payment Dates the full amount of dividends then accrued on the Series A Preferred, whether or not such payments are legally permissible or are prohibited by any agreement to which the Corporation is subject, the Series A Conversion Price shall be reduced immediately by $0.50 from the Series A Conversion Price in effect immediately prior to such adjustment. In no event shall any Series A Conversion Price adjustment be rescinded.

            (v) If any Event of Noncompliance of the type described in subparagraph 9A(ii) has occurred, the Series A Conversion Price and Series B Conversion Price shall be reduced immediately to 75% of the lesser of (a) the applicable Conversion Price in effect immediately prior to such adjustment and (b) the Market Price of a share of Common Stock. Thereafter, until such time as no Event of Noncompliance exists, the Series A Conversion Price and Series B Conversion Price shall be automatically reduced at the end of each succeeding 90-day period to 75% of the lesser of (a) the applicable Conversion Price in effect immediately prior to such adjustment and (b) the Market Price of a share of Common Stock. In no event shall any Conversion Price adjustment be rescinded.

         For example, assume that the initial Series A Conversion Price is $8.25. If an Event of Noncompliance of the type described in subparagraph 9A(ii) has occurred, and the Market Price of a share of Common Stock exceeds $8.25, the Series A Conversion Price would be reduced immediately to 75% of $8.25, or $6.1875. If an Event of Noncompliance exists for an additional 90 days, and the Market Price of a share of Common Stock exceeds $6.1875, the existing Series A Conversion Price would be reduced to 75% of $6.1875, or $4.640625. Then assume that there is a two-for-one stock split, in which case the Conversion Price would be decreased hereunder from $4.640625 to $2.3203125, and assume that an Event of Noncompliance exists for an additional 90 days and that the Market Price of a share of Common Stock exceeds $2.3203125. In this case, the Series A Conversion Price would be reduced to 75% of $2.3203125, or $1.740234375.

            (vi) If any Event of Noncompliance of the type described in subparagraph 9A(v) has occurred, for each such occurrence the Series A Conversion Price and Series B Conversion Price shall be reduced immediately by an amount equal to the quotient of (a) the amount of the judgment referred to in subparagraph 9A(v) divided by (b) the number of shares of Common Stock Deemed Outstanding.

            (vii) If any Event of Noncompliance exists, each holder of Preferred Stock shall also have any other rights which such holder is entitled to under the Purchase Agreement or any other contract or agreement with such holder at any time and any other rights which such holder may have pursuant to applicable law.

            Section 10. REGISTRATION OF TRANSFER.

            The Corporation shall keep at its principal office a register for the registration of Preferred Stock. Upon the surrender of any certificate representing Preferred Stock at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such Preferred Stock represented by the surrendered certificate.

            Section 11. REPLACEMENT.

            Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation (provided that if the holder is a financial institution or other institutional investor its own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Preferred Stock represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

            Section 12. DEFINITIONS.

            "CHANGE OF CONTROL" has the meaning set forth in paragraph 4H hereof.

            "COMMON STOCK" means, collectively, the Corporation's Common Stock, $0.0001 par value per share, and any capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

            "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to subparagraphs 6C(i) and 6C(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time.

            "CONVERSION STOCK" means shares of the Corporation's Common Stock, par value $0.0001 per share; provided that if there is a change such that the securities issuable upon conversion of Preferred Stock are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "Conversion Stock" shall mean one share of the security issuable upon conversion of Preferred Stock if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

            "CONVERTIBLE SECURITIES" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

            "JUNIOR SECURITIES" means any capital stock or other equity securities of the Corporation, except for the Preferred Stock.

            "LIQUIDATION VALUE" of any Share as of any particular date shall be equal to $1,000.

            "MARKET PRICE" of any security means the average of the closing prices of such security's sales on all securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by the Corporation and the holders of a majority of the Series A Preferred. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Corporation and the holders of a majority of the Preferred Stock. The determination of such appraiser shall be final and binding upon the parties, and the Corporation shall pay the fees and expenses of such appraiser.

            "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

            "PERSON" means an individual, a partnership, a corporation, a limited liability company, a limited liability partnership, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

            "PREFERRED STOCK" means collectively the Series A Preferred and Series B Preferred.

            "PURCHASE AGREEMENT" means the Purchase Agreement, dated as of February 2, 1998, by and among the Corporation and certain investors, as such agreement may from time to time be amended in accordance with its terms.

            "REDEMPTION DATE" as to any Share means the date specified in the notice of any redemption at the Corporation's option or at the holder's option or the applicable date specified herein in the case of any other redemption; provided that no such date shall be a Redemption Date unless the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon and any required premium with respect thereto) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

            "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

            Section 13. AMENDMENT AND WAIVER.

            No amendment, modification or waiver shall be binding or effective with respect to any provision of Sections 1 to 14 hereof without the prior written consent of the holders of 66.67% of the Preferred Stock outstanding at the time such action is taken; provided that no such action shall change (a) the rate at which or the manner in which dividends on the Preferred Stock accrue or the times at which such dividends become payable or the amount payable on redemption of the Preferred Stock or the times at which redemption of Preferred Stock is to occur, without the prior written consent of the holders of at least 75% of the Preferred Stock then outstanding, (b) the Conversion Price of the Preferred Stock or the number of shares or class of stock into which the Preferred Stock is convertible, without the prior written consent of the holders of at least 75% of the Preferred Stock then outstanding, or (c) the percentage required to approve any change described in clauses (a) and (b) above, without the prior written consent of the holders of at least 75% of the Preferred Stock then outstanding; and provided further that no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of the applicable percentage of the Preferred Stock then outstanding.

            Section 14. NOTICES.

            Except as otherwise expressly provided hereunder, all notices referred to herein shall be in writing and shall be delivered by registered or certified mail, return receipt requested and postage prepaid, or by reputable overnight courier service, charges prepaid, and shall be deemed to have been given when so mailed or sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).